UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ALCOA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Important Notice Regarding the Availability of Proxy Materials for the Alcoa Corporation Annual Meeting of Stockholders to be Held on May 9, 2018

You are receiving this notice that the proxy materials for the Alcoa Corporation 2018 Annual Meeting of Stockholders are available on the Internet. Follow the instructions below to view the materials and vote online or request a paper or email copy. Information about the items to be voted on and the location of the Annual Meeting are provided on the reverse side of this notice.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet or by mail. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The 2018 Proxy Statement and 2017 Annual Report (including Form 10-K) are available at:

www.ViewMaterial.com/AA

Easy Online Access – A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step 1: Go to www.ViewMaterial.com/AA and view the proxy materials.
Step 2: Click the icon to vote your shares.
Step 3: Enter the 11 digit control number (located by the arrow in the box below).
Step 4: Follow the simple instructions to record your vote.
You are able to vote online until 6:00 a.m. (EDT) on May 9, 2018.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or email copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 25, 2018 to facilitate timely delivery.

Notice of 2018 Annual Meeting of Stockholders

The 2018 Annual Meeting of Stockholders of Alcoa Corporation will be held at the Westin Convention Center – Pittsburgh, Pennsylvania Ballroom, 1000 Penn Avenue, Pittsburgh, Pennsylvania 15222, on Wednesday, May 9, 2018, at 10:00 a.m. Eastern Daylight Time.

Items to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR items 1, 2, 3 and 4:

1.	Elect 12 directors to serve for a one-year term expiring at the 2019 Annual Meeting of stockholders: Michael G. Morris, Mary Anne Citrino, Timothy P. Flynn, Kathryn S. Fuller, Roy C. Harvey, James A. Hughes, James E. Nevels, James W. Owens, Carol L. Roberts, Suzanne Sitherwood, Steven W. Williams and Ernesto Zedillo.

2.	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2018.

3.	Advisory vote to approve 2017 executive compensation of the named executive officers.

4.	Approval of the 2016 Stock Incentive Plan, as amended and restated.

Admission and Directions: If you wish to attend and vote at the meeting, you will need an admission ticket. To request an admission ticket, please follow the instructions set forth in the 2018 Proxy Statement in response to Question 6 in the section “Questions and Answers about the Meeting and Voting.” If you need directions to the Annual Meeting, please call the Westin Convention Center – Pittsburgh at (412) 281-3700. Directions can also be found at: http://www.westinpittsburgh.com/directions.

PLEASE NOTE: YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares on a proxy card, you must request that a paper copy of the proxy materials be mailed to you by following the instructions below.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or email copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy on or before April 25, 2018 to facilitate timely delivery.
PLEASE NOTE: You must use the control number (located by the arrow in the box on the front side of this notice) when requesting a set of proxy materials.

Internet – Go to www.SendMaterial.com and follow the instructions provided to order a paper or email copy of the materials for the 2018 Annual Meeting. You can also submit your preference to receive paper or email delivery of future meeting materials.

Telephone – Call the toll-free number 1-800-516-1564 and follow the instructions provided to order a paper copy of the materials by mail for the 2018 Annual Meeting. You can also submit your preference to receive paper or email delivery of future meeting materials.

Email – Send an email to papercopy@SendMaterial.com with your control number in the subject line. Unless you instruct us otherwise, we will reply to your email with links to the proxy materials in PDF format for the 2018 Annual Meeting only. You can also state your preference to receive paper or email delivery of future meeting materials.